UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 24, 2012

(Date of earliest event reported)

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-23189

Delaware	41-1883630
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347

(Address of principal executive offices, including zip code)

(952) 937-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 24, 2012, C.H. Robinson Worldwide, Inc. (the “Company”) entered into a definitive purchase agreement (the “Agreement”) with Phoenix International Freight Services, Ltd. (“Phoenix”), all of Phoenix’s shareholders (the “Shareholders”) and William McInerney and Emil Sanchez as the representatives of the Shareholders (the “Shareholder Representatives”). Phoenix, which is privately held, primarily provides international freight forwarding services, including ocean, air and customs brokerage.

Pursuant to the Agreement, the Company will purchase all of the issued and outstanding shares of Phoenix from the Shareholders for total consideration of $635 million, approximately $571.5 million of which will be payable in cash and approximately $63.5 million of which will be payable in newly issued shares of common stock of the Company. The aggregate purchase price payable by the Company to the Shareholders at closing will be subject to increase or decrease based on (a) a customary working capital adjustment and (b) outstanding indebtedness of Phoenix.

Each of the parties to the Agreement has made certain customary representations, warranties and covenants in the Agreement, including, among others, covenants relating to (a) operation of Phoenix and its subsidiaries in the ordinary course of business consistent with past practice, with limitations on certain pre-closing activities; (b) actions required for closing, including required notice filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”); and (c) no third party solicitations of acquisition proposals.

Closing of the purchase of Phoenix is expected to occur in the fourth quarter of 2012 and is subject to various closing conditions, including, among others, the absence of any injunction or other legal prohibition on the completion of the transaction, the accuracy of the representations and warranties of the parties other than inaccuracies that would not be a material adverse effect, material compliance with the parties’ obligations under the Agreement, the absence of a material adverse change with respect to Phoenix, and expiration of all applicable waiting periods under the HSR Act. The Agreement contains indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters, and provides the Company and Phoenix with customary termination rights.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release and conference call slides announcing the execution of the Purchase Agreement is attached to this report as Exhibits 99.1 and 99.2. The information contained in Exhibits 99.1 and 99.2 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 25, 2012

99.2	Slides for September 25, 2012 Conference Call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Ben G. Campbell

Ben G. Campbell Vice President, General Counsel and Secretary

Date: September 25, 2012

Exhibit Index

99.1	Press Release dated September 25, 2012

99.2	Slides for September 25, 2012 Conference Call